Exhibit 99.1

Port of Manzanillo to Pilot Bulldog Technologies’ Supply Chain Security Solution

RoadBOSS GTS to be Used in Shipments Heading for the US Border and Mexico City

RICHMOND, British Columbia, April 25, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), the premier provider of wireless security solutions and sensor networks that monitor, track and secure assets in the global supply chain, announced today that the Port of Manzanillo in Mexico has agreed to work with Bulldog to test their cargo security solution in containers that flow through the Port. Bulldog’s patented RoadBOSS GTS Global Tracking Seal will secure and track containers leaving the port bound for Mexico City and the US Border.

Manzanillo is Mexico's most important deep-sea port with 446,000 TEUs (Twenty Foot Equivalent Unit) of cargo imported through the port in 2005, the highest volume of cargo on the country's Pacific coast. The port covers 437 hectares and is outfitted with world-class navigational and cargo equipment. The Port of Manzanillo is a significant factor in Mexico's industrial and commercial corridor carrying goods from all major points in Mexico. Internationally, the port has shipping lanes to the United States, Canada, Australia, New Zealand, Guatemala, Costa Rica, Colombia, Peru and the Pacific Rim.

John Cockburn, President and CEO of Bulldog Technologies explains, “Our close ties with Mexico have resulted in many positive relationships with the major players in the Mexican Supply Chain. Bulldog’s RoadBOSS GTS Global Tracking Seal has been well received in Mexico where cargo and container security has become a major focus for shippers, freight forwarders, distribution centers, and port facilities. Working with these various business groups in Mexico is paying dividends as Bulldog emerges as the leader in cargo and container security. In my recent meetings with Captain Hector Mora Gomez, the CEO of the Port of Manzanillo, we discussed the future of Bulldog’s involvement in providing cargo and container security devices to the Mexican Supply Chain. During a recent visit to our facility in Richmond BC, he was impressed with Bulldog’s technology and security benefits and requested a RoadBOSS GTS pilot be implemented by the end of May.”

The RoadBOSS GTS Global Tracking Seal is the next generation of Bulldog Technologies’ layered wireless security solutions. Incorporating an electronic seal with GPS and GSM/GPRS communications, the RoadBOSS GTS provides an unparalleled security layer and monitoring capabilities to any container or trailer. The RoadBOSS GTS allows the user to positively monitor and secure trailers and containers through real time notification of illicit breach of seal, unauthorized movement, route tracing, and automatic notification of arrival at it’s destination via email or text messaging service. Use of the RoadBOSS GTS in cooperation with local governments may allow the receiver to obtain priority clearance through customs when importing international cargo. The RoadBOSS GTS automatically activates the instant it is snapped on the locking bars, and immediately provides full visibility and protection of cargo until its authorized removal.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover cargo in their supply chains. The Company is public and trades on the US OTC market under the symbol BLLD. It counts as its customers some of the world’s best known and respected brand names and service providers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, are processed and re-distributed to final destinations.

For further information, visit Bulldog on the Web at www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
Email: jroscovich@bulldog-tech.com

Investor Contact:

Empire Relations Group Inc.
Kenneth Maciora
(516) 750-9719
Email: info@empirerelations.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.